Exhibit 10(d)

[INDEMNITEE’S NAME]

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (“AGREEMENT”), effective as of ________________, is entered into by and between WD-40 COMPANY, a Delaware corporation (the “CORPORATION”), and [INDEMNITEE’S NAME] (the “INDEMNITEE”).

W I T N E S S E T H:

WHEREAS, Indemnitee is a member of the board of directors of the Corporation or a subsidiary of the Corporation (the “BOARD OF DIRECTORS”) or is an officer of the Corporation or a subsidiary of the Corporation, and in such capacity is performing a valuable service for the Corporation; and

WHEREAS, competent persons have become reluctant to serve corporations as directors, officers or in other capacities unless they are provided with protection from the risk of personal claims and actions against them arising out of their service to and activities on behalf of such corporations; and

WHEREAS, the Corporation has provided in the Certificate of Incorporation of the Corporation (the “CERTIFICATE OF INCORPORATION”) that a director’s liability to the Corporation’s stockholders for monetary damages shall be eliminated to the fullest extent permissible under Delaware law (with certain limited exceptions), and further has provided in the Certificate of Incorporation that the Corporation will indemnify its directors and officers to the maximum extent permitted under applicable law; and

WHEREAS, Indemnitee is willing to serve, continue to serve, and take on additional service for or on behalf of the Corporation on the condition that he or she be indemnified as herein provided; and

WHEREAS, it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein;

NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1. SERVICES BY INDEMNITEE. Indemnitee agrees to serve as a director or officer of the Corporation or any subsidiary of the Corporation so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of Certificate of Incorporation and Bylaws of the Corporation or any subsidiary of the Corporation and until such time as he or she resigns or fails to stand for election or is removed from his or her position. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), without affecting the indemnification agreed to hereunder, in which event the Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position.

2. Proceedings Other than Proceedings by or in the Right of the Corporation.

(a) The Corporation shall indemnify Indemnitee against Expenses and Liabilities incurred in connection with any Proceeding arising out of acts or omissions of Indemnitee occurring during Indemnitee’s service as a director or as an officer of the Corporation or any subsidiary of the Corporation, other than a Proceeding by or in the right of the Corporation against Indemnitee, to the fullest extent permitted by applicable law or the Certificate of Incorporation (as such law or the Certificate of Incorporation may be amended from time to time, but only to the extent that any such amendment permits the Corporation to provide broader indemnification rights than such law or the Certificate of Incorporation permitted the Corporation to provide before such amendment), so long as Indemnitee has acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate the foregoing indemnity.

3. INDEMNIFICATION FOR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

(a) The Corporation shall indemnify Indemnitee against Expenses and Liabilities incurred in connection with any Proceeding by or in the right of the Corporation against Indemnitee and arising out of acts or omissions of Indemnitee occurring during Indemnitee’s service as a director or as an officer of the Corporation or any subsidiary of the Corporation to the fullest extent permitted by applicable law or the Certificate of Incorporation (as such law or the Certificate of Incorporation may be amended from time to time, but only to the extent that any such amendment permits the Corporation to provide broader indemnification rights than such law or the Certificate of Incorporation permitted the Corporation to provide before such amendment), so long as Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation AND except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for Expenses and Liabilities incurred in connection with any such claim, issue or matter (as the Delaware Court of Chancery or such other court shall deem proper).

(b) Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate the foregoing indemnity.

4. INDEMNIFICATION UNDER CERTIFICATE OF INCORPORATION. The right to indemnification provided for in the Certificate of Incorporation (as the Certificate of Incorporation may be amended from time to time, but only to the extent that any such amendment permits the Corporation to provide broader indemnification rights than the Certificate of Incorporation permitted the Corporation to provide before such amendment) shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Corporation and shall be enforceable as a contract right.

5. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is a party to and is successful, on the merits or otherwise, in any Proceeding arising out of acts or omissions of Indemnitee occurring during Indemnitee’s service as a director or officer of the Corporation or any subsidiary of the Corporation, he or she shall be indemnified against Expenses and Liabilities actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses and Liabilities actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For the purposes of this Section and without limiting the foregoing, the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. ADVANCEMENT OF EXPENSES. All reasonable Expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by the Corporation to Indemnitee within thirty (30) days after the Corporation’s receipt of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination that Indemnitee is not entitled to be indemnified for such Expenses). The written request for an advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee. Indemnitee hereby agrees to repay the amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified pursuant to the terms of this Agreement.

7. LIMITATIONS. The foregoing indemnity and advancement of Expenses shall apply only to the extent that Indemnitee has not been indemnified and reimbursed pursuant to such insurance as the Corporation may maintain for Indemnitee’s benefit, or otherwise; provided, however, that notwithstanding the availability of such other indemnification and reimbursement, Indemnitee may claim indemnification and advancement of Expenses pursuant to this Agreement by assigning to the Corporation, at its request, Indemnitee’s claims under such insurance to the extent Indemnitee has been paid by the Corporation.

8. INSURANCE AND FUNDING. The Corporation may purchase and maintain insurance to protect itself and/or Indemnitee against any Expenses and Liabilities in connection with any Proceeding to the fullest extent permitted by applicable laws. The Corporation may create a trust fund, grant an interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification or advancement of Expenses as provided in this Agreement.

9. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

(a) Whenever Indemnitee believes that he or she is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee to support his or her claim for indemnification. Indemnitee shall submit such claim for indemnification within a reasonable time not to exceed five years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the later date for which Indemnitee requests indemnification. The President or the Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request. Determination of Indemnitee’s entitlement to indemnification shall be made not later than ninety (90) days after the Corporation’s receipt of his or her written request for such indemnification.

(b) The Indemnitee shall be entitled to select the forum in which Indemnitee’s request for indemnification will be heard, which selection shall be included in the written request for indemnification required in Section 9(a). The forum shall be any one of the following:

(i) The stockholders of the Corporation;

(ii) A quorum of the Board of Directors consisting of Disinterested Directors; or

(iii) Independent Legal Counsel, who shall make the determination in a written opinion.

If Indemnitee fails to make such designation, his or her claim shall be determined by an appropriate court of the State of Delaware.

(c) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

10. PRESUMPTION AND EFFECTS OF CERTAIN PROCEEDINGS.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b) If the person, persons or entity empowered or selected under Section 9(b) of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within ninety (90) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law; provided, however, that such ninety (90) day period may be extended for a reasonable time, not to exceed an additional ninety (90) days, if the person, persons  or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

11. FEES AND EXPENSES OF INDEPENDENT LEGAL COUNSEL. The Corporation agrees to pay the reasonable fees and expenses of Independent Legal Counsel should such Counsel be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 9 of this Agreement, and to fully indemnify such Counsel against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

12. REMEDIES OF INDEMNITEE.

(a) In the event that (i) a determination pursuant to Section 9 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware of his or her rights. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 9 hereof, the decision in the judicial proceeding provided in paragraph (a) of this Section 12 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that he or she is not entitled to indemnification.

(c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 9 or 10 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by Indemnitee or (ii) a specific finding (which has become final) by an appropriate court of the State of Delaware that all or any part of such indemnification is expressly prohibited by law.

(d) In any court proceeding pursuant to this Section 12, the Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(e) Expenses reasonably incurred by Indemnitee in connection with his or her request for indemnification under this Agreement, seeking enforcement of this Agreement or to recover damages for breach of this Agreement shall be borne by the Corporation.

13. MODIFICATION, WAIVER, TERMINATION AND CANCELLATION. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

14. NOTICE BY INDEMNITEE AND DEFENSE OF CLAIM. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee if such omission does not prejudice the Corporation’s rights. If such omission does prejudice the Corporation’s rights, the Corporation will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

(a) The Corporation will be entitled to participate therein at its own expense; and

(b) The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; PROVIDED, HOWEVER, that the Corporation shall not be entitled to assume the defense of any Proceeding if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

(i) The employment of counsel by Indemnitee has been authorized by the Corporation;

(ii) Indemnitee shall have reasonably concluded that counsel engaged by the Corporation may not adequately represent Indemnitee; or

(iii) The Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

(c) The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; PROVIDED, HOWEVER, that Indemnitee will not unreasonably withhold his or her consent to any proposed settlement.

15. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee, to: [INDEMNITEE’S NAME]

(a)	If to the Corporation, to: WD-40 Company

Attention: President

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

16. NONEXCLUSIVITY. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Corporation, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise.

17. CERTAIN DEFINITIONS.

(a) “Disinterested Director” shall mean a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(b) “Expenses” shall include all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which he or she is otherwise not compensated by the Corporation) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that “Expenses” shall not include any Liabilities.

(c) “Final Adverse Determination” shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 9 hereof and either (1) a final adjudication in a Delaware court pursuant to Section 12(a) hereof shall have denied Indemnitee’s right to indemnification hereunder, or (2) Indemnitee shall have failed to file a complaint in a Delaware court pursuant to Section 12(a) for a period of one hundred twenty (120) days after the determination made pursuant to Section 9 hereof.

(d) “Indemnification Period” shall mean the period of time during which Indemnitee shall continue to serve as a director or as an officer of the Corporation or any subsidiary of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding arising out of acts or omissions of Indemnitee as a director or as an officer of the Corporation or any subsidiary of the Corporation.

(e) “Independent Legal Counsel” shall mean a law firm or a member of a law firm selected by the Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld) and that neither is presently nor in the past five years has been retained to represent: (i) the Corporation or any subsidiary of the Corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(f) “Liabilities” shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

(g) “Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom.

18. BINDING EFFECT, DURATION AND SCOPE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as a director or as an officer of the Corporation or any subsidiary of the Corporation.

19. SEVERABILITY. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

(b) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

20. GOVERNING LAW AND INTERPRETATION OF AGREEMENT. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If the laws of the State of Delaware are hereafter amended to permit the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment, the rights of indemnification and advancement of expenses conferred by this Agreement shall automatically be broadened to the fullest extent permitted by the laws of the State of Delaware, as so amended.

21. CONSENT TO JURISDICTION. The Corporation and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

 22. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 16 hereof.

23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first set forth above.

WD-40 COMPANY
By:
Title:

INDEMNITEE

[INDEMNITEE’S NAME]